                                                                   EXHIBIT 1.2



                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                                  COMMON STOCK
                           (PAR VALUE $.05 PER SHARE)

                                ________________

                             Underwriting Agreement
                            (International Version)

                                                              ______ __, 199_

SALOMON BROTHERS INTERNATIONAL LIMITED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL LIMITED
  As representatives of the
  several Underwriters named
  in Schedule I hereto
c/o SALOMON BROTHERS INTERNATIONAL LIMITED
Seven World Trade Center
New York, New York  10048

Dear Sirs:

                 Petroleum Associates, L.P. and KKR Partners II, L.P. (together, the "Selling Stockholders"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 300,000 additional shares (the "Optional Shares") of Common Stock, par value $.05 per share (the "Stock"), of Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are collectively referred to herein as the "Shares".

                 It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the sale by the Selling Stockholders of up to a total of 9,200,000 shares of Stock (the "U.S. Shares"), including the over-allotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Salomon Brothers Inc, CS First Boston Corporation, Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the representatives hereunder with Salomon Brothers Inc prior to exercising the rights of the Underwriters under Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

                 In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Salomon Brothers Inc shall be to the addressees of this Agreement and to Salomon Brothers International Limited ("SBIL"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

                 1. The Company hereby makes to the Underwriters, and each Selling Stockholder hereby makes to the Underwriters and the Company, the same respective representations, warranties and agreements as are set forth in
Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

                 2. Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees, severally and jointly, to sell to the several Underwriters the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders at a purchase price per share of $_____ the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto; each Underwriter shall be obligated to purchase from each Selling Stockholder at a purchase price per share of $_____, that number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by such Selling Stockholder as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from both of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Optional Shares set forth opposite such Selling Stockholder's name on
Schedule II hereto by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.


                 The Selling Stockholders hereby grant to the Underwriters the right to purchase at their election up to 300,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                 3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

                 4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Salomon Brothers International Limited may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of each Selling Stockholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of such Selling Stockholder, in New York Clearing House funds, all at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of The Depository Trust Company. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on _______ __, 199_ or at such other time and date as you, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such office of Salomon Brothers Inc.

                 5. The Company hereby makes with the Underwriters and each of the Selling Stockholders the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

                 6. The Company, each Selling Stockholder and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

                 7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company and of each Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference. The obligations of each Selling Stockholder hereunder shall be subject, in its discretion, at each Time of Delivery, to conditions identical to those applicable to it set forth in Section 7 of the U.S. Underwriting Agreement.

                 8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through SBIL expressly for use therein or by either Selling Stockholder expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection
(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference).

                 (b) Each Selling Stockholder (subject to the limitation on indemnity set forth in subsection (g)) will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company, or to an Underwriter through you, expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided that such Selling Stockholder shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference).

                 (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through SBIL expressly for use therein; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (d) Promptly after receipt by a party entitled to indemnification under subsection (a), (b) or (c) above (the "indemnified party") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against a party required to provide indemnification to such indemnified party under such subsection (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel), apart from counsel to such indemnifying party, for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any such action effected without its consent, provided that such consent is not unreasonably withheld or delayed.

                 (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders on the one hand bear to the total underwriting discounts and commissions received by the Underwriters on the other with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or either Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) neither Selling Stockholder shall be required to contribute any amount in excess of the amount by which proceeds received by such Selling Stockholder from the Shares sold by it pursuant to this Agreement exceeds that amount of any damages which such Selling Stockholder has otherwise paid or become liable to pay by reason of any untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (f) The obligations of the Company and each Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each partner of each Selling Stockholder and to each person, if any, who controls the Company and each Selling Stockholder within the meaning of the Act.

                 (g) Notwithstanding the foregoing, in no event shall either Selling Stockholder be required to pay an amount in indemnification and contribution under subsection (b) above in excess of the total proceeds received by such Selling Stockholder from the Shares sold by it pursuant to this Agreement.

                 (h) With respect to rights and obligations of the Company and the Selling Stockholders vis a vis each other, nothing in this Section 8 shall be construed to modify or supersede such rights and obligations as set forth in the Amended and Restated Registration Rights Agreement dated as of September 30, 1987 among the Company, the predecessor to Allied Signal, Inc. and the Selling Stockholders and the letter dated April 20, 1995 from the Selling Stockholders to the Company (and Allied Signal, Inc.).

                 9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion and the opinion of the Company may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 10. The respective indemnities, agreements, representations, warranties and other statements of the Company, each Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholders, or any officer or director or controlling person of the Company or the Selling Stockholders, and shall survive delivery of and payment for the Shares.

                 11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of either Selling Stockholder as provided herein, the Company will reimburse the Underwriters through SBIL for all of their out-of-pocket expenses approved in writing by SBIL, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in
Section 6 and Section 8 hereof.

                 12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of SBIL, Seven World Trade Center, New York, New York 10048, Attention: ______, Telex No. ______, facsimile transmission no. ______; if to either Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at ______________, Attention: _________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or either Selling Stockholder by SBIL upon request.
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                 13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the partners of either Selling Stockholder and each person who controls the Company, either Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                 14. No partner of either Selling Stockholder or any successor general partner or such Selling Stockholder shall have any personal liability for the performance of any of such Selling Stockholder's obligations hereunder, and any liability or obligation of such Selling Stockholder arising hereunder shall be limited to and satisfied only out of the property of such Selling Stockholder.

                 15.  Time shall be of the essence of this Agreement.

                 16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                 17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders.

                                  Very truly yours,

                                  UNION TEXAS PETROLEUM
                                    HOLDINGS, INC.


                                  By:___________________________________________
                                     Name:
                                     Title:


                                  PETROLEUM ASSOCIATES, L.P.


                                  By:__________________________________________
                                     Name:
                                     Title:

                                  KKR PARTNERS II, L.P.


                                  By:__________________________________________
                                     Name:
                                     Title:

Accepted as of the date hereof
at New York, New York:

SALOMON BROTHERS INTERNATIONAL LIMITED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATINOAL LIMITED


By: SALOMON BROTHERS INTERNATIONAL LIMITED,
      representative of the Underwriters




By:  ______________________________________

     Name:_________________________________

     Title: _______________________________

                                   SCHEDULE I




                                                                                            Number of
                                                                                         Optional Shares
                                                              Total Number               to be Purchased
                                                             of Firm Shares                if Maximum
          Underwriter                                        to be Purchased            Option Exercised
          -----------                                        ---------------            ----------------
Salomon Brothers International Limited  . . . . . . .
CS First Boston Limited  . . . . . . . . .
Goldman Sachs International .   . . . . . . . . . . .
Merrill Lynch International Limited . . . . . . . . .        ______________             ______________











           Total  . . . . . . . . . . . . . . . . . .         2,000,000                      300,000
                                                          ==================            ================

                                  SCHEDULE II



                                                                                                 Number of
                                                                                                 Optional Shares
                                                                  Total Number                   to be Sold
                                                                  of Firm Shares                 if Maximum
SELLING STOCKHOLDER                                               to be Sold                     Option Exercised
- -------------------                                               --------------                 ----------------
Petroleum Associates, L.P.  . . . . . . . . . . . . .
KKR Partners II, L.P.   . . . . . . . . . . . . . . .